Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida	February 23, 2010

DYCOM ANNOUNCES FISCAL 2010 SECOND QUARTER RESULTS

Palm Beach Gardens, Florida, February 23, 2010--Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter ended January 23, 2010.  The Company reported:

•
contract revenues of $216.3 million for the quarter ended January 23, 2010, compared to $245.5 million for the quarter ended January 24, 2009, a decrease of 11.9%.  Included in contract revenues for the quarter ended January 24, 2009 was approximately $3.3 million for storm restoration services. There was no storm restoration services during the fiscal 2010 quarter; and

•
loss from continuing operations on a GAAP basis of $4.0 million, or $0.10 per common share diluted, for the quarter ended January 23, 2010, compared to a loss of $78.0 million, or $1.98 per common share diluted, for the quarter ended January 24, 2009.  On a Non-GAAP basis, loss from continuing operations for the quarter ended January 24, 2009 was $1.7 million, or $0.04 per common share diluted.  Non-GAAP loss from continuing operations excludes a pre-tax gain of approximately $1.3 million related to the buyback of $4.65 million aggregate principal amount of the Company’s senior subordinated notes due 2015 and a pre-tax goodwill impairment charge of $94.4 million during the quarter ended January 24, 2009.

See the accompanying table which presents a reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company also reported:

•
contract revenues of $475.4 million for the six months ended January 23, 2010, compared to $579.5 million for the six months ended January 24, 2009, a decrease of 18.0%.  Included in contract revenues for the six months ended January 24, 2009 was approximately $18.4 million for storm restoration services. There was no storm restoration services during the fiscal 2010 six month period;

•
loss from continuing operations on a GAAP basis of $0.4 million, or $0.01 per common share diluted, for the six months ended January 23, 2010, compared to a loss of $67.4 million, or $1.71 per common share diluted, for the six months ended January 24, 2009; and

•
income from continuing operations on a Non-GAAP basis of $1.7 million, or $0.04 per common share diluted, for the six months ended January 23, 2010, compared to Non-GAAP income from continuing operations of $9.2 million, or $0.23 per common share diluted, for the six months ended January 24, 2009.

Non-GAAP income from continuing operations for the six months ended January 23, 2010 excludes a $2.0 million pre-tax charge in cost of earned revenues for the pending settlement of a wage and hour class action claim and a $1.1 million non-cash charge to income tax expense for a valuation allowance against a deferred tax asset recorded during the first quarter of fiscal 2010.  Non-GAAP income from continuing operations for the six months ended January 24, 2009 excludes a pre-tax gain of approximately $1.3 million related to the buyback of $4.65 million aggregate principal amount of the Company’s senior subordinated notes, a pre-tax goodwill impairment charge of $94.4 million, and a pre-tax write-off of $0.6 million of deferred financing costs in connection with the replacement of the Company’s credit facility during the prior year.

See the accompanying table which presents a reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

A Tele-Conference call to review the Company’s results will be hosted at 9 a.m. (ET), Wednesday, February 24, 2010; Call 800-288-8974 (United States) or 612-332-0430 (International) and request “Dycom Results”conference call.  A live webcast of the conference call, along with a slide presentation, will be available at http://www.dycomind.com under the heading “Investors” and subheading “Event Details.”  If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the slide presentation will be available at http://www.dycomind.com until Friday, March 26, 2010.

Dycom is a leading provider of specialty contracting services throughout the United States.  These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.

Fiscal 2010 second quarter results are preliminary and are unaudited.  This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act.  These statements are based on management’s current expectations, estimates and projections.  Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release.  Such risks and uncertainties include:  business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission.  The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
January 23, 2010 and July 25, 2009
Unaudited

	January 23,	July 25,
	2010	2009
	($ in 000's)
ASSETS
Current Assets:
Cash and equivalents	$135,928	$104,707
Accounts receivable, net	90,786	116,968
Costs and estimated earnings in excess of billings	42,855	67,111
Deferred tax assets, net	13,425	15,779
Income taxes receivable	9,122	7,016
Inventories	10,814	8,303
Other current assets	13,516	7,323
Total current assets	316,446	327,207

Property and equipment, net	142,559	142,132
Goodwill	157,851	157,851
Intangible assets, net	52,875	56,056
Other	10,078	10,211
Total	$679,809	$693,457

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$23,980	$28,977
Current portion of debt	348	926
Billings in excess of costs and estimated earnings	408	151
Accrued insurance claims	25,911	27,386
Other accrued liabilities	45,010	52,590
Total current liabilities	95,657	110,030

Long-term debt	135,350	135,377
Accrued insurance claims	29,451	29,759
Deferred tax liabilities, net non-current	23,581	22,910
Other liabilities	4,752	4,758

Stockholders' Equity	391,018	390,623

Total	$679,809	$693,457

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 23,	January 24,	January 23,	January 24,
	2010	2009	2010	2009
	(In 000's, except per share amounts)

Contract revenues	$216,331	$245,522	$475,447	$579,489

Cost of earned revenues, excluding depreciation and amortization	180,936	205,860	390,908	474,506
General and administrative expenses (1)	23,898	21,535	47,401	49,074
Depreciation and amortization	15,516	16,817	30,707	33,429
Goodwill impairment charge	-	94,429	-	94,429
Total	220,350	338,641	469,016	651,438

Interest income	22	40	58	174
Interest expense	(3,541)	(4,099)	(7,084)	(8,151)
Other income, net	903	1,832	2,008	2,234

Income (loss) from continuing operations before income taxes	(6,635)	(95,346)	1,413	(77,692)

Provision (benefit) for income taxes	(2,670)	(17,393)	1,855	(10,324)

Loss from continuing operations	(3,965)	(77,953)	(442)	(67,368)

Loss from discontinued operations, net of tax	-	-	-	(37)

Net loss	$(3,965)	$(77,953)	$(442)	$(67,405)

Loss per common share - Basic and Diluted:

Loss from continuing operations	$(0.10)	$(1.98)	$(0.01)	$(1.71)
Loss from discontinued operations	-	-	-	-
Net loss	$(0.10)	$(1.98)	$(0.01)	$(1.71)

Shares used in computing loss per common share - Basic and Diluted	39,069,364	39,379,470	39,029,822	39,350,611

(1) Includes stock-based compensation expense of $0.7 million and $1.7 million for the three and six months ended January 23, 2010, respectively, and $0.3 million and $1.9 million for the three and six months ended January 24, 2009, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 23,	January 24,	January 23,	January 24,
	2010	2009	2010	2009
	(In 000's, except per share amounts)

Pre-Tax Reconciling Items:

Charge for pending wage and hour class action settlement	$-	$-	$(2,000)	$-
Goodwill impairment charge	-	(94,429)	-	(94,429)
Gain on debt extinguishment, net	-	1,300	-	1,300
Write-off of deferred financing costs	-	-	-	(551)
Total Pre-Tax Reconciling Items	$-	$(93,129)	$(2,000)	$(93,680)
Tax-effect of Pre-Tax Reconciling items	-	16,880	923	17,101
Other Reconciling Item:
Valuation allowance on deferred tax asset	-	-	(1,090)	-
Total Reconciling Items, net of tax	$-	$(76,249)	$(2,167)	$(76,579)

GAAP loss from continuing operations	$(3,965)	$(77,953)	$(442)	$(67,368)
Adjustment for Reconciling Items above, net of tax	-	76,249	2,167	76,579
Non-GAAP income (loss) from continuing operations	$(3,965)	$(1,704)	$1,725	$9,211

Earnings (loss) per common share from continuing operations:

Basic loss per share from continuing operations - GAAP	$(0.10)	$(1.98)	$(0.01)	$(1.71)
Adjustment for Reconciling Items above, net of tax	-	1.94	0.06	1.95
Basic earnings (loss) per common share from continuing operations - Non-GAAP	$(0.10)	$(0.04)	$0.04	$0.23

Diluted loss per share from continuing operations - GAAP	$(0.10)	$(1.98)	$(0.01)	$(1.71)
Adjustment for Reconciling Items above, net of tax	-	1.94	0.06	1.95
Diluted earnings (loss) per common share from continuing operations- Non-GAAP	$(0.10)	$(0.04)	$0.04	$0.23

Shares used in computing GAAP earnings (loss) per common share from continuing operations and adjustment for Reconciling items above:

Basic	39,069,364	39,379,470	39,029,822	39,350,611

Diluted	39,069,364	39,379,470	39,029,822	39,350,611

Shares used in computing Non-GAAP earnings (loss) per common share from continuing operations:

Basic	39,069,364	39,379,470	39,029,822	39,350,611

Diluted	39,069,364	39,379,470	39,185,239	39,430,966

Earnings (loss) per share amounts may not add due to rounding.